                   OVERSEAS PRIVATE INVESTMENT CORPORATION
                        WASHINGTON,D.C. 20527, U.S.A.


                                                                OFFICE OF THE
                                                                    PRESIDENT

[LOGO] November 28, 1994


Forest Starma
c/o John Lawlor and Alexander Telitsyn      John F. Lawlor
The Pioneer Group Inc.                      The Pioneer Group Inc.
60 State Street                             State Street
Boston, MA 02109-1820                       Boston, MA  02109-1820

Starma Holding Company
4, Koprovaya St.,
Komsomol'sk-on-Amur
681005, Russia

      RE:   OVERSEAS PRIVATE INVESTMENT CORPORATION
            ("OPIC") COMMITMENT TO GUARANTEE LOANS TO
            FOREST STARMA - ID NUMBER: 118-94-162-IG

Ladies and Gentlemen:

      This letter (the "Commitment Letter") constitutes and sets forth the terms and conditions of OPIC's commitment to guarantee, pursuant to
Section 234(b) of the Foreign Assistance Act of 1961, as amended, a loan or loans to Forest Starma ("Forest Starma" or the "Company"), a corporation organized and existing under the laws of Russia in the administrative division of Khabarovsk Kray. OPIC is willing to guarantee, and, by its acceptance of this letter, the Company confirms that it is willing to borrow, a loan or loans (the "Loan") to be applied to the Project (as defined herein) on the following terms and conditions and such other terms and conditions as shall be agreed upon by OPIC, the Company and the Sponsors (as defined herein):

1.  The Project:                As more fully described in the Sponsor
    -----------                 Disclosure Report dated April 26, 1994,
                                the Jaakko Poyry Consulting Oy consulting report dated December 1, 1994 and The
                                Pioneer Group Inc. letters to OPIC dated
                                February 4, March 18, April 10, May 4,
                                September 21 and September 26, 1994, the
                                Loan will be applied to finance the
                                construction of a jetty facility in the
                                Siziman region of the Russian Far East,
                                as well as the development of a forestry tract in the Siziman area, north east of Komsomol'sk in the Khabarovsk administrative division of the Russian
                                Federation (the "Project").  The
                                development of the forestry tract will
                                involve the production of up to 168,000 m3 of timber from the Siziman and adjacent forests.

1100 NEW YORK AVENUE, N.W. - WASHINGTON D. C. 20527 - FAX (202) 408-9859
- (202) 336-8400

2.      Sponsors and
        ------------
        Shareholders:           (a)   The Pioneer Group Inc., a financial
        -------------           services and natural resources corporation
                                incorporated in the state of Delaware (the
                                "U.S. Sponsor" or "PGI"). The U.S. Sponsor owns 50% of the Company directly and a further 7% indirectly through the U.S.
                                Sponsor's 32% equity holding in Starma
                                Holding Company.

                                (b)   Starma Holding Company (the "Russian
                                Sponsor"; references herein to "the Sponsors" shall be to both the U.S. Sponsor and the Russian Sponsor).

                                (c)   Goskomsever.

                                (d)   The remaining shareholders of Forest
                                Starma.

                                The shareholders of Forest Starma are set forth below:


                                                 Shares    Percentage
        Pioneer Group Inc.                         750         50%
        Starma Holding Company                     345         23%
        Sovgavan Complex Timber Industry Ent.       90          6%
        Goskomsever                                 90          6%
        Vanino District Foundation                  45          3%
        Other Local Minority Shareholders          180         12%
        TOTAL                                    1,500        100%

3.  Amount:                     The outstanding principal amount of the
    ------                      Loan shall not exceed $9,300,000 (the
                                "Guaranty Commitment") . As used herein the symbol "$" indicates United States dollars.

4.  Financial Plan:             The Project's total cost is estimated to
    --------------              be $15,500,000, to be funded as follows
                                (the "Financial Plan"):

                                                             $ 000's
                                Senior Debt:                 Amount
                                ------------                 -------
                                OPIC                         $ 9,300

                                Subordinated Debt:
                                ------------------
                                The Pioneer Group Inc.       $ 5,400 1

                                Equity:
                                ------------
                                Goskomsever                  $   800 2
                                                             -------
                                                Total        $15,500
                                                             =======

-------------------------
1    The subordinated loans may be made directly by PGI, or, indirectly, by a financial institution pursuant to an agreement with PGI.

2    Goskomsever's contribution may be reduced only to the extent that the PGI contribution is increased.

5.  Term:                     The Loan will have a term of eight years.
    ----                      The Loan shall be repaid in 15 semi-annual
                              installments on March 15 and September 15 of each year (each such date a "Payment
                              Date"), commencing on the first Payment
                              Date occurring six months after the first disbursement. During the first six months after the first disbursement only interest payments on the Loan will be made.

6.  Interest Rate:            To be negotiated with the guaranteed
    -------------             lender or lenders on terms acceptable to
                              OPIC. The Company shall pay to OPIC a
                              default premium at the rate of two
                              percent (2%) per annum with respect to
                              any amount not paid when due under the Finance
                              Agreement (as defined in subparagraph
                              13(a) herein).

7.  Guaranty Fee:             (i) Two and three quarters percent (2.75%)
    ------------              per annum on the outstanding balance of
                              the Loan prior to Project Completion (as defined in Annex A attached hereto), and
                              (ii) five and one eighth percent (5.125%) per annum on the outstanding balance of the Loan subsequent to Project Completion, payable to OPIC semi-annually in arrears on each Payment Date (the "Guaranty
                              Fee").

8.  Facility Fee:             One percent (1%) of the Guaranty
    ------------              Commitment (the "Facility Fee"); of which
                              (i) $50,000 has been paid to OPIC by the U.S. Sponsor upon the execution of the retainer letter dated March 24, 1994,
                              (ii) $20,000 is due and payable to OPIC on the date of execution of this Commitment
                              Letter, and (iii) the remainder, $23,000, shall be due and payable on the date of execution of the Finance Agreement.

9.  Commitment Fee:           One half of one percent (0.5%) per annum
    --------------            on the undisbursed and uncanceled amount
                              of the Guaranty Commitment (the
                              "Commitment Fee"). Such fee shall accrue from the date of this Commitment Letter and be due and payable to OPIC semi-annually in arrears on each Payment Date and upon either the termination of this Commitment Letter or the date of execution of the Finance Agreement. The
                              Commitment Fee will continue to accrue under and shall be payable as provided in the Finance Agreement on the undisbursed and uncanceled amount of the Guaranty Commitment.

10.  Cancellation Fee:        The Company may cancel any portion of the
     ----------------         Guaranty Commitment to the extent of any
                              disbursed portion of the Loan upon
                              payment to OPIC of a cancellation fee
                              equal to (i) one half of one percent
                              (0.5%) of the amount canceled prior to
                                execution of the Finance Agreement, and
                                (ii) one percent (1%) of the amount
                                canceled after execution of the Finance
                                Agreement (the "Cancellation Fee"). Any portion of the Guaranty Commitment that for any reason expires or is terminated shall be deemed to have been canceled, and the Cancellation Fee shall apply.

11.  Reimbursement
     -------------
     of Expenses:               The Company or the Sponsors shall pay or
     -----------                reimburse OPIC for all reasonable
                                expenses incurred by OPIC in connection
                                with this Commitment Letter and the negotiation, execution and implementation of the
                                Finance Agreement, including reasonable fees and expenses for outside legal counsel, business advisors and consultants, travel expenses, costs of reproducing and binding post-closing document transcripts (including up to 5 OPIC copies) and other such out-of-pocket expenses incurred by OPIC, including any costs of collecting any amount due hereunder. Such payment or reimbursement shall be due and payable promptly upon the Company's receipt of OPIC's request therefor from time to time and upon the extension or termination of this
                                Commitment Letter or execution of the
                                Finance Agreement, provided that, to the extent any portion of the Facility Fee has been paid to OPIC, travel expenses incurred by OPIC shall be reimbursed out of such fee. Such payment or reimbursement shall be due whether or not this Commitment
                                Letter expires without renewal or is canceled or a Finance Agreement is executed or any disbursement of the Loan is made thereunder.

12.  Payments:                  All payments due hereunder to OPIC shall
     --------                   be paid by wire transfer as follows:

                                        U.S. Treasury Department
                                        New York, New York
                                        ABA No. 0210-3000-4
                                        TREAS NYC/CTR/BNF = AC - 71000001
                                        OBI = OPIC Loan Number 118 94 162-IG

13.  Other Conditions:
     ----------------
                                (a) The terms and conditions of the Loan and of OPIC's guaranty thereof (the "OPIC Guaranty") shall be set forth in a loan agreement or finance agreement with the Company (the "Finance Agreement") providing the foregoing terms, the terms and conditions set forth in a term sheet (attached as Annex A hereto) and such other terms and conditions customarily required by OPIC including, without limitation, conditions for disbursement, representations, reporting requirements, dividend and indebtedness restrictions, the Sponsors' guaranty under the Project Completion Agreement, (as defined in Annex A), collateral security and events of default.

                                (b) On the date of execution of the
                                Finance Agreement, no condition shall exist that in OPIC's judgment materially adversely affects the Company's or the Sponsors' ability to carry out the Project or to perform their respective obligations under the Finance Agreement.

                                (c) The Finance Agreement and all
                                documents, instruments and approvals
                                required by the Finance Agreement
                                (collectively, the "Financing Documents") shall be satisfactory to OPIC in form and substance.

                                (d) The Company shall arrange for, and
                                pay all costs associated with, the
                                funding of the Loan, including without
                                limitation, the fees of all placement
                                agents, paying agents and liquidity
                                facility providers and their respective
                                counsel, and all documents, instruments
                                and approvals required in connection with such funding shall be satisfactory to OPIC in form and substance.

14.  Termination:               If for any reason the Finance Agreement is
     -----------                not executed and delivered on or before
                                January 15, 1995, OPIC's commitment and
                                its obligations hereunder shall thereupon terminate and the Company or the Sponsors shall forthwith pay to OPIC the Commitment
                                Fee, the Cancellation Fee and any other
                                amounts then due hereunder.

15.  Extension of
     ------------
     Commitment:                The parties hereto shall continue to use
     ----------                 their best efforts to complete
                                negotiations of the Financing Documents
                                as soon as possible prior to the termination of this Commitment Letter. Extension of the term of this Commitment Letter shall be subject, at OPIC's discretion, to modification of the terms hereof.

16.  Indemnity:                 The Company and the Sponsors shall
     ---------                  indemnify and hold harmless OPIC and each
                                of its directors, officers and employees
                                (each, an "indemnified person") in
                                connection with any losses, claims,
                                damages, liabilities or other expenses to which such indemnified person may become subject arising out of or relating to this Commitment Letter, the provision of the financing and guaranty contemplated hereby or the use or intended use of the proceeds thereof; PROVIDED, that such indemnity shall not apply (i) to the extent the loss, claim, damage, liability or other expense results from the gross negligence or willful misconduct of the indemnified person and (ii) to the extent that the loss, claim, damage, liability or other expense results from a failure by OPIC to fulfill its obligations under the OPIC
                                Guaranty.  Further, the Sponsors'
                                indemnity obligations hereunder (i) shall not apply to the extent that the loss, claim, damage, liability or other expense arises from the Company's failure to pay its financial obligations under the
                                Finance Agreement (with the exception of fraud); (ii) shall not in the aggregate exceed the amount of the loan; and (iii) shall end on the Project Completion Date
                                (as defined in Annex A). This indemnity obligation shall survive the execution of the Finance Agreement and the expiration or other termination of the Guaranty
                                Commitment set forth herein.

17.  Joint and Several
     -----------------
     Obligations:               Payment of all fees and expenses payable
     -----------                to OPIC hereunder prior to Project
                                Completion (as defined in Annex A) shall be the joint and several obligation of the and the Sponsors. Payment of all fees and expenses payable to OPIC subsequent to Project Completion shall be the obligation of the Company.

18.  Counterparts:              This Commitment Letter may be executed
     ------------               in separate counterparts, each of which
                                shall be an original and all of which
                                taken together shall constitute one and
                                the same agreement.

19.  Governing Law:             This Commitment Letter shall be governed
     -------------              by the law of the State of New York.

        If the foregoing correctly sets forth our understanding and agreement, please confirm your acceptance thereof by (i) signing and returning to OPIC an executed counterpart of this Commitment Letter and (ii) wiring to OPIC the amount referred to in paragraph 8 as payment of the Facility Fee owed, no later than November 30, 1994. If OPIC receives such countersigned copy and funds by such time, then this Commitment Letter shall constitute an agreement between us effective and legally binding on each of us as of its date.

Very truly yours,

OVERSEAS PRIVATE INVESTMENT CORPORATION

      (Illegible signature)
By:______________________________________

Title:___________________________________


ACCEPTED AND AGREED TO
as of the date of this Commitment Letter:


FOREST STARMA


By:______________________________________

Title:___________________________________


PIONEER GROUP, INC.

      (Illegible signature)
By:______________________________________

Title:___________________________________


STARMA HOLDING COMPANY


By:______________________________________

Title:___________________________________

                                   ANNEX A



      TERM SHEET FOR OPIC U.S.$9,300,000 LOAN GUARANTY FOR FOREST STARMA


All capitalized terms used herein have the meanings given them in the Commitment Letter to which this Term Sheet is attached, unless the context otherwise requires. The Finance Agreement shall include the following terms and conditions, in addition to standard representations and warranties, covenants and events of default:

1.  Drawdown and
    ------------
    Commitment
    ----------
    Period:             The Loan shall be made in one disbursement
    ------              totaling $9,300,000, upon certification that the
                        contributions of equity and subordinated loans as set forth in the Financial Plan (paragraph 4 of the Commitment Letter) have been made. No disbursement of the Loan shall be made after December 31, 1995 (the period from the date of the Commitment Letter to the earlier of the date of disbursement and December 31, 1995 being the "Commitment Period").

2.  Voluntary
    ---------
    Prepayment:         In addition to any requirements of the lender(s),
    ----------          the Loan, after the Commitment Period, may be
                        prepaid in inverse order of maturity upon the payment to OPIC of the following premiums (each a "Prepayment Premium"), each expressed as a percent of the principal amount prepaid. If prepayment occurs in the twenty-four month period commencing with: (i) the last day of the Commitment Period, the Prepayment Premium shall be 3%, (ii) the third anniversary of the last day of the Commitment
                        Period, the Prepayment Premium shall be 2%, and
                        (iii) thereafter, prepayments may be made without premium.

3.  Mandatory
    ---------
    Prepayment:         Prepayment of the Loan shall be mandatory (i) in
    ----------          the event that, and in the amount by which
                        insurance proceeds received by the Company in any fiscal year in excess of $500,000 are not used to repair or replace damaged assets, and
                        (ii) in the event that any compensation, dividends or other payments made in any fiscal year to the Sponsors or any affiliate (as defined in paragraph 10(e) of this Term Sheet) exceed the amounts set forth in paragraph 10(e) of this Term Sheet, such prepayment to be in the amount set forth in subparagraph 10(e)(ii)(z).

4.  Security:           (a) OPIC, as guarantor, shall be secured by
    --------            security interests in (i) all of the Company's
                        assets and rights, (ii) the ownership interests of the Sponsors in the Company, and (iii) such other security interests as OPIC may request;
                        PROVIDED, that upon OPIC's prior approval, the Company may create or permit to exist vendor liens, such liens to be mutually agreed upon by OPIC and the Company at such time.

                        (b)  The Company shall pay all costs and
                        expenses relating to notarization, registration or other procedures required for establishment of OPIC's security interests.

5.  Bank Accounts:      (a)  The Company shall open and maintain one or
    -------------       more accounts (the "Designated Accounts")
                        established in London through Moscow Narodny
                        Bank, or any other bank acceptable to OPIC, pursuant to the applicable Russian Central Bank license for offshore bank accounts. The Company shall receive the Loan disbursement in a special
                        Designated Account (hereinafter, the "Funding
                        Account"). The Company shall deposit the proceeds from the export of raw logs and timber
                        (the "Proceeds") into a special U.S. dollar
                        Designated Account (hereinafter, the "Timber
                        Proceeds Account"). Taking into account the relevant currency regulations of the Russian
                        Federation and the provisions of the license issued by the Russian Central Bank, (i) the Proceeds will be credited to the Cash Collateral
                        Account (defined in paragraph 5(c) below), and
                        (ii) any Proceeds in excess of the Cash
                        Collateral Amount (defined in paragraph 5(c)) will be deposited in a Designated Account (the
                        "Capital Expenditure and US $ Operating
                        Expenditure Account") and will be used to fund the hard currency capital expenditures and operating expenses of the Project. Any remaining Proceeds will be forwarded to the Company's foreign currency bank account in Russia. The Designated Accounts will be subject to a Security and Trust Deed under English Law, in form and substance satisfactory to OPIC, establishing a first priority security interest in favor of OPIC (the "Security and Trust
                        Deed") .

                        (b)  The Company shall maintain all of its
                        Russian accounts in a bank approved by OPIC (the "Russian Depository Accounts"). Such bank, OPIC, and the Company will enter into an agreement satisfactory to OPIC regarding the establishment and use of such accounts (the "Russian Depository Agreement"). Such accounts will be subject to a pledge in favor of OPIC.

                        (c) The Company shall open and maintain as one of the Designated Accounts, an account (the "Cash Collateral Account"), in which the Company will maintain, in U.S. Dollars, the Cash Collateral Amount (the "CCA") (as defined below), so long as any amount remains outstanding under the Loan or any fees are due to OPIC. The CCA may be used by OPIC to cure a payment default, with full replenishment obligations by the Company within 10 days of use. The "CCA" means (i) prior to Project Completion (as defined in paragraph 12) an amount equal to the principal of and interest on the Loan and all fees due to OPIC (the "Debt Service") for the six month period from but excluding the immediately preceding Payment Date to and including the next Payment Date (the "Interest Period"), and (ii) subsequent to Project Completion, an amount equal to the Debt Service for two Interest Periods.

6.  Charter
    -------
    Restrictions:       The Company's charter shall (i) provide that
    ------------        indebtedness of the Company (other than the OPIC
                        Loan) shall require approval by a two-thirds majority vote of the Company's board of directors and (ii) prohibit indebtedness incurred by the Company other than indebtedness permitted in the Finance Agreement and (iii) prohibit any liens on the assets of the Company other than liens permitted in the Finance
                        Agreement.

7.  Sponsor
    -------
    Contribution:       The contributions to the Project shall be an
    ------------        equity contribution by Goskomsever in Russian
                        Roubles of the equivalent of U.S. $800,000 and subordinated loans by the U.S. Sponsor aggregating $5,400,000 (together, the
                        "Contributions"). Goskomsoever's contribution may be reduced only to the extent that The
                        Pioneer Group Inc. contribution is increased.
                        For the purposes of the financial covenants set forth in paragraph 10(b)(i) and (ii) of this term sheet and the restrictions on payments to the Sponsors and their affiliates set forth in paragraph 10(e) of this term sheet, and any other similar provisions, subordinated loans provided by the U.S. Sponsor will be characterized as equity of the Company.

8.  Principal Conditions Precedent to Loan Disbursement:
    ---------------------------------------------------

    (a) The agreements set forth in Schedule 1 of this Term Sheet shall have been entered into by the Company and the other respective parties on terms and conditions satisfactory to OPIC and shall each be fully effective.

    (b) OPIC shall have received satisfactory evidence, including an independent accountant's certificate, that the Contributions have been fully paid in to the Company.

    (c) OPIC shall have received satisfactory evidence of all necessary consents and approvals of the Government of Russia (including the Administrative Division of Khabarovsk Kray) necessary for the Company to carry out the Project, including, without limitation:

          (i) registration of the Loan with the Central Bank of Russia, foreign exchange consents permitting the remittance of all amounts payable under the Financing Documents and all other Central Bank approvals and licenses required in connection with the financing and the establishment of the bank accounts referred to above; and

          (ii) all licenses necessary to confer rights to the Company for the cutting and harvesting of timber.

     (d) OPIC shall have received satisfactory evidence of the items set forth in Schedule 2 of this Term Sheet.

     (e) OPIC shall have received legal opinions of (i) counsel to OPIC in Russia, (ii) counsel to the Company in Russia and the United States and (iii) counsel to the U.S. Sponsor, each in form and substance satisfactory to OPIC.

     (f) As of the date of the disbursement, (i) no default under the Finance Agreement shall have occurred and be continuing; (ii) the representations and warranties contained in the Finance Agreement shall be true and correct in all material respects as if made on such date; and (iii) no change in circumstances shall have occurred which materially adversely affects the Company's or the Sponsors' financial condition or ability to fulfill their respective obligations under the Finance Agreement or the Project Completion Agreement.

 9.  Reporting Requirements:
     ----------------------

     (a) The Company shall furnish OPIC with financial information and reports expressed in U.S. dollars and in the English language, including but not limited to quarterly financial statements, audited annual financial statements, compliance certificates and, prior to Project Completion (as defined in paragraph 12), quarterly progress reports, in the case of annual financial statements, prepared in accordance with generally accepted U.S. accounting principles. OPIC shall have reasonable access, during normal business hours and at the Company's premises, to the Company's books and records and to the Company's premises for purposes of inspection.

     (b) The Company shall annually complete and deliver to OPIC a "Self-Monitoring Questionnaire" in such form as OPIC may from time to time prescribe.

10.  Principal Financial Covenants:
     -----------------------------

     (a) WORKING CAPITAL: After Project Completion, the Company shall not permit the ratio of current assets to current liabilities to be less than 1.4 to 1.

     (b)  Other Financial Covenants: The Company shall:
          -------------------------
          (i) maintain a ratio of Indebtedness (as defined in paragraph 10(c)(ii)) to equity and U.S. Sponsor subordinated loans ("Adjusted Net Worth") of 1.857 to 1; and

          (ii) after Project Completion, maintain a ratio of Adjusted Cash Flow to Debt Service Requirement ("Indebtedness Service Ratio") of 1.2 to 1.

             "Adjusted Cash Flow" shall mean, as of any date, the sum of the following amounts for the preceding six months, multiplied by two:
             (i) net income of the Company; (ii) all depreciation, amortization and other non-cash charges of the Company; and (iii) interest payments made by the Company on all loans and fees paid to OPIC. "Debt Service Requirement" shall mean an amount equal to the principal, interest and all fees due to OPIC for the next succeeding one year period.

        (c) INDEBTEDNESS RESTRICTIONS: The Company shall not incur any indebtedness other than:

             (i)   the Loan and U.S. Sponsor subordinated loans; and

             (ii) other Indebtedness, which when incurred, will not cause (x) the Company's ratio of Indebtedness to Adjusted Net Worth to exceed 1.857 to 1, and (y) its Adjusted Net Worth to be less than $3,200,000, and PROVIDED, that no Event of Default under the Finance Agreement then exists or would exist after such Indebtedness is incurred.

             "Indebtedness" shall mean: (x) any obligation created, issued, incurred or assumed by the Company for borrowed money or arising out of any credit facility or financial accommodation or for the deferred purchase price of goods and services, including, without limitation, any credit to the Company under any conditional sale or other title retention agreement and trade credit from suppliers or goods and services in the ordinary course of business, (y) all guaranties by the Company of liabilities or indebtedness of any other party or liabilities or indebtedness of any other party secured by any assets of the Company, and (z) the net aggregate rentals under any lease by the Company as lessee which under accounting principles generally accepted in the United States of America would be capitalized on the books of the lessee or which is the substantial equivalent of the financing of the property so leased, PROVIDED, that Indebtedness shall not include U.S. Sponsor subordinated loans.

        (d) MORTGAGE AND LIEN RESTRICTIONS: The Company shall not create or suffer to exist any liens, security interests or encumbrances on any of its properties or assets other than:

             (i)   the liens and encumbrances securing the Loan;

             (ii)  subject to OPIC's prior approval, vendor liens, and

             (iii) tax and other statutory liens being contested or litigated in good faith and for which adequate reserves have been established.

        (e)  RESTRICTIONS ON PAYMENTS TO THE SPONSORS AND THEIR AFFILIATES:
             The Company shall not make any payment to the Sponsors or any affiliate, pay any bonus, management fee, commission or other compensation, or declare or pay dividends or make any other distributions on or in respect of shares of its capital stock, or make any principal, interest or fee payments on U.S. Sponsor subordinated loans prior to Project Completion, and may do so thereafter only if (i) no Event of Default under the Finance Agreement then exists or would exist after giving effect to such payments, compensation, dividend or distribution, (ii) after such payments, compensation, dividend or distribution (x) the Company's ratio of Indebtedness to Adjusted Net Worth would not exceed 1.857 to 1, (y) its Adjusted Net Worth would not be less than $3,200,000; and (z) the aggregate amount of all such payments, compensation, dividends or distributions paid in any fiscal year would not exceed 50% of the Company's net income for the prior fiscal year, based on the Company's annual financial statement for such fiscal year, unless the Company shall have made a mandatory prepayment of the Loan in an amount equal to one-half of such excess.

          As used herein "affiliate" shall mean (x) any entity or individual that is directly or indirectly controlled by, under common control with or controlling any Sponsor or any shareholder; or (y) any entity or individual owning beneficially or controlling 5% or more of the equity interest of a Sponsor or any shareholder.

     (f) TAX GROSS-UP: If for any reason any withholding or other tax is applied to any payments due under the Finance Agreement, the Company shall gross-up all such payments.

11.  Other Covenants:
     ---------------

     (a) (i) The Company shall not enter into any Inter-company transaction (as defined below) or any transaction with any entity or individual except in the ordinary course of business, on ordinary commercial terms and on the basis of arm's length arrangements.

          "Inter-company transaction" shall mean any transaction between the Company and a Sponsor, between the Company and any shareholder of the Company or between the Company and any affiliate.

          (ii) The Company shall not, without OPIC's prior approval, pay any salary, bonus, management fee, commission or other compensation to any officer, director or partner of a Sponsor, any shareholder of the Company, any affiliate, or any employee of the Company in any of its fiscal years in excess of $150,000.

     (b) The Company shall not, without OPIC's prior written consent, either (i) form any subsidiaries or (ii) make any investments outside the ordinary course of business.

     (c) Standard covenants will be provided in the Finance Agreement, including no material changes in the Project, the documents referred to herein or the Company's Charter, no substantial disposition of assets and no merger, consolidation, or change of control.

     (d) The Company shall not take actions to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company shall observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and shall not use forced labor. The Company is not responsible for the actions of a government.

     (e) The Project shall be operated in compliance with the 1992 United States Forest Service guidelines, as applied to the Project and set forth in Jaakko Poyry Oy's letter to the Company dated September 26, 1994 and countersigned by PGI, Russian forestry regulations and Russian law. A schedule will be attached to the Finance Agreement consolidating all the agreements on environmental standards applicable to the Project, pursuant to the agreements between OPIC and PGI set forth in the letter dated September 26, 1994, and making reference to earlier submissions made by PGI to OPIC (the "Guidelines Schedule").

          The Company shall appoint an independent environmental advisory committee (the "IEAC") to be composed of three members chosen by the Company, with OPIC's prior approval (such approval not to be unreasonably withheld). The IEAC will (i) review annually the Company's annual harvesting plan prior to its submission to the Khabarovsk Kray Forest Natural Resources Authority for approval, and (ii) monitor annually the Company's annual harvesting plan for compliance with the Guidelines Schedule. Failure to comply with the annual harvesting plan and the Guidelines Schedule shall constitute an Event of Default under the Finance Agreement.

     (f) OPIC and the Sponsors shall execute a share retention agreement pursuant to which the Sponsors shall agree to maintain the legal and beneficial ownership of the shares owned by each of them, as set forth in paragraph 2 of the Commitment Letter, provided, that the U.S. Sponsor may maintain such ownership directly or indirectly through one or more majority owned subsidiaries or affiliates. If the U.S. Sponsor converts its subordinated loans to the Company into equity of the Company, such equity shall be subject to the share retention agreement.

12.  Project Completion:
     ------------------

(1) The Sponsors shall execute a Project Completion Agreement that will require the Sponsors, jointly and severally, (i) to cause the Company to fulfill all of the requirements needed to achieve Project Completion, as defined below in sub-paragraphs (a) to (e),
     (ii) up to the date of Project Completion (the "Project Completion Date"), unconditionally and irrevocably to guarantee the payment of all of the Company's financial obligations as they become due and payable, including, without limitation, the Company's obligations under the Finance Agreement and the Notes, and (iii) pursuant to such guaranty, to pay amounts demanded from time to time by OPIC in fulfillment of such requirements and obligations. "Project Completion" shall mean and be deemed to have occurred at the time that OPIC has notified the Sponsors that the following have been accomplished to OPIC's satisfaction as of the date of the Completion Certificate:

     (a)  Physical Completion Tests:
          -------------------------

          All buildings, jetties, other physical facilities and necessary infrastructure and relevant equipment shall have been completely constructed utilizing first-class standards of workmanship and materials and in accordance with the Project plans and the terms of applicable construction agreements and all equipment shall have been installed and be operating in accordance with applicable specifications.

     (b)  Environmental Completion Tests:
          ------------------------------

          The IEAC shall have certified the compliance of the Project and the Company's annual harvesting plan with the Guidelines Schedule.

     (c)  Operational Completion Tests:
          ----------------------------

           (i) Following commencement of its timber logging operations and the giving of notice to OPIC by the Company of the date of commencement of a time period (the "Test Period"), the Company shall have achieved one of the following tests:

           (A) during a Test Period of 90 consecutive days, the Company shall have produced a minimum of 25,000 cubic meters of timber, shipped and invoiced the timber to clients and deposited the proceeds therefrom in the Timber Proceeds Account specified in paragraph 5; or

           (B) in the event that the Company has failed to meet the test set forth in (A) above, after electing to continue the Test Period for an additional 90 consecutive days, the Company shall have produced, in the total of 180 consecutive days, a minimum of 55,000 cubic meters of timber from its operations, shipped and invoiced the timber to clients and deposited the proceeds therefrom in the Timber Proceeds Account;

           (ii) the Company shall have demonstrated a positive cash flow and a ratio of net operating cash flow to net sales of at least 30% for a period of six consecutive months (to be certified by an internationally recognized independent accounting firm). For the purposes of this paragraph "cash flow" shall mean net income from operations after taxes and interest paid, PLUS depreciation; and

           (iii) the Company shall have maintained the CCA set forth in paragraph 5(c).

      (d)  Legal Conditions:
           ----------------

           (i) the Company shall have valid surface rights to the forestry tract covered by its cutting license, valid leasehold interests free and clear of all liens and encumbrances (except for security interests permitted by the Finance Agreement) on all of the land and all buildings, equipment and facilities referred to above, and to all other facilities required for the Project;

           (ii) the Company shall have taken all steps required by OPIC for the granting of liens in favor of OPIC with respect to all of the assets required to be pledged pursuant to the Finance Agreement, and in accordance with the requirements thereof;

           (iii) all obligations of any kind of the Company through the Project Completion Date shall have been met or waived, including, without limitation, payment of all amounts at any time to become due up to Project Completion under contracts for construction, procurement, installation and improvement of land, buildings, equipment and facilities for the Project;

           (iv) each Financing Document and each other document identified in the Finance Agreement as being necessary for the Project, including all relevant licenses, shall remain in full force and effect, to the extent applicable; and

           (v) no Event of Default (or condition or event that, with the giving of notice, or lapse of time, or both, would constitute an Event of Default) under the Finance Agreement shall then exist.

     (e)  Financial Tests:
          ---------------
          (i) the ratio of the Company's current assets to current liabilities shall be no less than 1.5 to 1;

          (ii) the ratio of the Company's Indebtedness to Adjusted Net Worth shall not exceed 1.857 to 1;

          (iii) the Company shall have an Indebtedness Service
          Ratio of at least 1.2 to 1; and

          (iv) the Company shall have made at least one principal repayment on the Loan as and when due from cash flow generated from the Project.

 (2) The Company shall make diligent, good faith efforts to achieve Project Completion by December 15, 1995.

13.  Governing Law:
     -------------

     The Finance Agreement, the Project Completion Agreement, the Financing Documents and related agreements shall be governed by the laws of the State of New York. Agreements for the Designated Accounts and the Security and Trust Deed shall be governed by English law and, at OPIC's option, documents establishing OPIC's security interests may be governed by Russian law.

                                                                Schedule 1
                                                                ----------




(i)         A Project Completion Agreement among the Company, the
            U.S. Sponsor, Starma Holding Company and OPIC;

(ii)        A Finance Agreement between the Company and OPIC;

(iii)       An Indemnity Agreement between the U.S. Sponsor and
            OPIC;

(iv) Security documents providing for the security arrangements in favor of OPIC referred to in paragraph 4 of the Term Sheet;

(v) Subordination agreements providing for the subordination arrangements referred in paragraph 7 of the Term Sheet;

(vi) A share retention agreement between the Sponsors and OPIC;

(vii) Agreements establishing the bank accounts referred to in paragraph 5 of the Term Sheet,;

(viii) All documents and instruments required to fund the Loan on terms and conditions satisfactory to OPIC;

(ix) A management agreement between the U.S. Sponsor and the Company setting forth the obligations of the U.S.
            Sponsor to provide management, personnel, and management and financial accounting assistance; and

(x) Construction management agreement with Jaakko Poyry Consulting Oy, construction contracts with local contractors in the Khabaravosk region and any other lease, equipment or material supply or other relevant contracts required for the Company to build the jetty in Siziman and to commence operations.

                                                                     Schedule 2
                                                                     ----------


(i)     All necessary corporate documents and authorizations of the Company.

(ii) Adequate commercial insurance coverage, with OPIC named as additional insured.

(iii) Copies of all material contracts, including the ITT Rayonier Sales Agreement, and or any other material sales contract entered into by Forest Starma for the distribution of raw logs.

(iv) The bank accounts referred to in paragraph 5 of the Term Sheet established in a manner satisfactory to OPIC and in full force and effect, and the CCA paid in to the Designated Account.

(v) The security interests referred to in paragraph 4 of the Term Sheet established in a manner satisfactory to OPIC.


Commit9.doc


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